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     RE: ITRON, INC. OFFER TO EXCHANGE NEW 6 3/4% CONVERTIBLE
         SUBORDINATED NOTES DUE 2004 FOR ORIGINAL 6 3/4% CONVERTIBLE SUBORDINATED NOTES DUE 2004

To Our Clients:

     Enclosed for your consideration is an Offering Circular dated February 11, 1999 (the "Offering Circular"), and the related letter of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Itron, Inc. (the "Company") to exchange up to $15,840,000 of new 6 3/4% Convertible Subordinated Notes Due 2004 (the "Exchange Notes") for up to $22,000,000 of its outstanding 6 3/4% Convertible Subordinated Notes Due 2004 (the "Original Notes"), upon the terms and subject to the conditions described in the Offering Circular and the Letter of Transmittal. The Exchange Offer is being made in order to reduce the outstanding long-term debt of the Company and to reduce the Company's debt service obligations.

     This material is being forwarded to you as the beneficial owner of the Original Notes carried by us in your account but not registered in your name. A TENDER OF SUCH ORIGINAL NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal. We encourage you to read the Offering Circular carefully before instructing us as to whether or not to tender your Original Notes.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on Friday, March 12, 1999, unless extended by the Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Time.

     If a Noteholder desires to tender Original Notes but time will not permit all required documents to reach the Exchange Agent (as defined in the Offering Circular) prior to the Expiration Time or the procedure for book-entry transfer cannot be completed on a timely basis, the Original Notes may be tendered according to the guaranteed delivery procedures set forth in the Offering Circular.

     Your attention is directed to the following:

          1. The Exchange Offer is for up to $22,000,000 of Original Notes, of which $63,400,000 aggregate principal amount was outstanding as of February 10, 1999.

          2. The Exchange Offer is subject to certain conditions set forth in the Offering Circular in the section captioned "The Exchange
     Offer -- Conditions to and Amendment of the Exchange Offer."

          3. Holders who tender Original Notes will not be obligated to pay brokerage commissions or solicitation fees. Any transfer taxes incident to the transfer of Original Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4. The Exchange Offer expires at 5:00 p.m., New York City time, on Friday, March 12, 1999, unless extended by the Company.

          5. The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     If you wish to have us tender your Original Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. If we do not receive written instructions in accordance with the procedures presented in the Offering Circular and the Letter of Transmittal, we will not tender any Original Notes for your account. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER ORIGINAL NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Itron, Inc. with respect to its Original Notes.

     This will instruct you to tender the Original Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Offering Circular and the related Letter of Transmittal.

[ ] Please tender the Original Notes held by you for my account as indicated below.

             6 3/4% Original Notes: $___________________ Aggregate
                  Principal Amount of Original Notes Tendered

[ ]  Please do not tender any Original Notes held by you for my account.

Dated: ____________________________, 1999

Signature(s) ___________________________________________________________________

Please print name(s) here ______________________________________________________

Address(es) ____________________________________________________________________

Area Code and Telephone Number(s) ______________________________________________

Tax Identification or Social Security Number(s) ________________________________


     NONE OF THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE ORIGINAL NOTES HELD BY US FOR YOUR ACCOUNT.

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